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             [PRICEWATERHOUSECOOPERS LLP LETTERHEAD APPEARS HERE]



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2000, except for the first two paragraphs of Note 14 for which the date is April 14, 2000, relating to the financial statements of SpeechWorks International, Inc., which appears in the Registration Statement on Form S-1 (No. 333-35164).


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
August 9, 2000